January 27, 2003
Monroe, North Carolina

For Immediate Press Release
Please Contact:	Randy P. Helton, President & CEO or
Stephanie Helms @ 704-225-7938

AMERICAN COMMUNITY BANCSHARES, INC. DECLARES CASH DIVIDEND

American Community Bancshares, Inc. (NASDAQ SmallCap: ACBA; Warrants-NASDAQ SmallCap: ACBAW) declared their first annual cash dividend of $.08 on January 27, 2003. The dividend will be payable on March 17, 2003 to shareholders of record on February 28, 2003.

Randy Helton, President and CEO of American Community Bank said, “The bank exceeded our objectives this year and we would like to reward our patient and loyal shareholders. We continue to be pleased with the community’s reception to our bank and the quality of business that has followed our bankers.”

American Community Bancshares, Inc. is headquartered in Charlotte, NC. American Community Bank, Monroe, NC is a subsidiary of American Community Bancshares, Inc. and has assets of $215 Million and eight offices located in Mecklenburg and Union County.

PRESS RELEASE

FOR IMMEDIATE RELEASE
January 27, 2003

American Community Bancshares, Inc. Announces Record Results for the Year ended December 31, 2002

Monroe, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA; stock warrants NASDAQ SmallCap: ACBAW) the holding company for American Community Bank, announced sharply higher unaudited earnings for the year ended December 31, 2002 of $1,300,000, which represents a 74.3% increase over the $746,000 earned in 2001. Earnings per share (diluted) increased to $0.51 compared to $0.42 in 2001. The growth in earnings was principally attributable to higher net interest income during the year and an increase in non-interest income. The return on average assets for the year was 0.65%, with a return on average equity of 6.55%. For the fourth quarter of 2002, net income totaled $427,000 compared to $250,000 earned in the same period in 2001, an increase of 70.8%. Earnings per share (diluted) for the current quarter were $0.15 compared to $0.14 in the fourth quarter of 2001 and were directly affected by the approximately one million additional shares outstanding as a result of our secondary stock offering completed in early 2002. Due to adjustments to the valuation allowance associated with deferred income tax assets, the Company recorded no income tax expense in 2001 and recognized an $82,000 income tax benefit in 2002. The Company will be fully taxable in 2003.

Total assets at December 31, 2002 were $215.2 million, with loans receivable of $165.4 million, deposits of $174.3 million and stockholders’ equity of $23.1 million. Total assets increased $33.2 million, or 18.3% from December 31, 2001.

The allowance for loan losses represented 1.44% of total loans at December 31, 2002. Non-performing loans totaled $596,000 or 0.36% of loans and non-performing assets (which includes foreclosed real estate) totaled $1,043,000 at December 31, 2002 and represented .48% of total assets compared to $257,000 at December 31, 2001 which represented .14% of total assets. Non-performing loans declined by $122,000 or 17% from September 30, 2002. The provision for loan losses for the year ended December 31, 2002 totaled $915,000, an increase of 68.5% over the $543,000 in 2001 reflecting growth in the loan portfolio.

Net interest income for the year ended December 31, 2002 totaled $6,170,000, an increase of 26.9% over the $4,864,000 in 2001. The 2002 results also include a $240,000 or 13.4% increase in non-interest income from $1,790,000 in 2001 to $2,030,000 in 2002. In addition, operating expenses increased $702,000 or 13.1% from $5,365,000 in 2001 to $6,067,000 in 2002.

Significant events during the fourth quarter of 2002 included:

•	Surpassed $1 million in earnings for the year 2002.

•	Surpassed $200 million in assets, ending the year at $215 million.

•	Opened our new banking facility in the Mint Hill area of Charlotte.

•	Received approval to open our eighth branch in the Southpark area of Charlotte, scheduled for February 2003.

•	Announced plans to move the Bancshares headquarters to Charlotte, while American Community Bank will remain headquartered in Monroe.

•	Introduced new product initiatives including On-line banking, cash management services, and an overdraft privilege program.

American Community Bank opened in November 1998 and primarily serves the Union and Mecklenburg county markets. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The Bank’s website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol ACBA with stock warrants traded under ACBAW. American Community Bancshares, Inc. is a full service community bank with offices in Monroe (3), Charlotte (2), Indian Trail, Marshville and Mint Hill, North Carolina.

American Community Bancshares, Inc.
(Amounts in thousands except per share data)
(Unaudited)
Consolidated Balance Sheet	December 31,
	2002	2001(a)
Assets
Cash and due from banks	$12,183	$6,583
Interest-earning deposits with banks	4,655	16,926
Investment securities	27,465	12,666

Loans	165,366	141,267
Allowance for loan losses	(2,375)	(1,736)

Net loans	162,991	139,531

Accrued interest receivable	955	915
Bank premises and equipment	4,639	3,947
Federal Home Loan Bank stock	450	450
Other real estate owned	447	94
Other assets	1,393	844

Total assets	$215,178	$181,956

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$22,062	$16,321
Interest bearing	152,253	138,588

Total deposits	174,315	154,909

Borrowings	16,781	12,703
Accrued expenses and other liabilities	1,006	767

Total liabilities	192,102	168,379

Total stockholders’ equity	23,076	13,577

Total liabilities and stockholders’ equity	$215,178	$181,956

Ending shares outstanding	2,824,376	1,806,465
Book value per share	$8.17	$7.52

(a)	Derived from audited financial statements

American Community Bancshares, Inc.
(Amounts in thousands except per share data)
(Unaudited)	Three Months Ended December 31,		Year ended December 31,
Consolidated Income Statements	2002	2001	2002	2001(a)
Total interest income	$2,962	$2,856	$11,464	$11,959
Total interest expense	1,321	1,556	5,294	7,095

Net interest income	1,641	1,300	6,170	4,864
Provision for loan losses	367	106	915	543

Net interest income after provision for loan losses	1,274	1,194	5,255	4,321

Non-interest income
Service charges on deposit accounts	466	246	1,231	949
Mortgage banking operations	153	118	488	404
Realized gains on sale of securities	41	—	41	—
Other	56	110	270	437

Total non-interest income	716	474	2,030	1,790

Non-interest expense
Salaries and employee benefits	803	647	3,000	2,718
Occupancy and equipment	297	288	1,094	1,015
Other	510	483	1,973	1,632

Total non-interest expense	1,610	1,418	6,067	5,365

Income before income taxes	380	250	1,218	746
Provision (benefit) for income taxes	(47)	—	(82)	—

Net income	$427	$250	$1,300	$746

Net income per share
Basic	0.15	0.14	0.51	0.42
Diluted	0.15	0.14	0.51	0.42
Weighted average number of shares outstanding
Basic	2,824,376	1,806,465	2,569,385	1,779,763
Diluted	2,824,376	1,806,465	2,569,385	1,779,763

(a)	Derived from audited financial statements

American Community Bancshares, Inc.
(Amounts in thousands except per share data)
(Unaudited)

For the Three Months Ended December 31	2002	2001
Net interest income	$1,641	$1,300
Net income	427	250
Net interest margin	3.31%	3.02%
Return on average assets	0.80%	0.55%
Return on average equity	7.46%	7.30%
Basic/diluted earnings per share	$0.15	$0.14

For the Year Ended December 31
Net interest income	$6,170	$4,864
Net income	1,300	746
Net interest margin	3.26%	3.19%
Return on average assets	0.65%	0.46%
Return on average equity	6.55%	5.82%
Basic/diluted earnings per share	$0.51	$0.42

As of December 31
Total assets	$215,178	$181,956
Total loans receivable	165,366	141,267
Allowance for loan losses	2,375	1,736
Total deposits	174,315	154,909
Shareholders’ equity	23,076	13,577
Book value per share	$8.17	$7.52
Equity to total assets	10.72%	7.46%
Loss loss allowance to total loans receivable	1.44%	1.23%
Nonperforming loans to total loans	0.35%	0.10%

American Community Bancshares, Inc.
(Amounts in thousands except per share data)
(Unaudited)

Consolidated Balance Sheet	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001(a)
Assets
Cash and due from banks	$12,183	$3,819	$6,229	$5,606	$6,583
Interest-earning deposits with banks	4,655	27,612	10,327	28,818	16,926
Investment securities	27,465	17,559	28,595	10,122	12,666

Loans	165,366	154,067	147,949	144,378	141,267
Allowance for loan losses	(2,375)	(2,005)	(2,057)	(1,848)	(1,736)

Net loans	162,991	152,062	145,892	142,530	139,531

Accrued interest receivable	955	938	979	786	915
Bank premises and equipment	4,639	4,639	4,385	4,209	3,947
Federal Home Loan Bank stock	450	450	450	450	450
Other real estate owned	447	384	253	235	94
Other assets	1,393	1,350	947	1,030	844

Total assets	$215,178	$208,813	$198,057	$193,786	$181,956

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$22,062	$21,189	$18,650	$19,167	$16,321
Interest bearing	152,253	149,717	142,199	145,806	138,588

Total deposits	174,315	170,906	160,849	164,973	154,909

Borrowings	16,781	14,205	14,203	14,203	12,703
Accrued expenses and other liabilities	1,006	1,094	701	708	767

Total liabilities	192,102	186,205	175,753	179,884	168,379

Total stockholders’ equity	23,076	22,608	22,304	13,902	13,577

Total liabilities and stockholders’ equity	$215,178	$208,813	$198,057	$193,786	$181,956

Ending shares outstanding	2,824,376	2,824,376	2,824,376	1,823,876	1,806,465
Book value per share	8.17	8.00	7.90	7.62	7.52

(a)	Derived from audited financial statements

American Community Bancshares, Inc.
Consolidated Income Statements
(Amounts in thousands except per share data)
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
Three months ended	2002	2002	2002	2002	2001
Total interest income	$2,962	$2,941	$2,848	$2,713	$2,856
Total interest expense	1,321	1,275	1,317	1,381	1,556

Net interest income	1,641	1,666	1,531	1,332	1,300
Provision for loan losses	367	192	215	141	106

Net interest income after provision for loan loss
	1,274	1,474	1,316	1,191	1,194

Non-interest income
Service charges on deposit accounts	466	272	258	235	246
Mortgage banking operations	153	119	90	126	118
Realized gains on sale of securities	41	—	—	—	—
Other	56	62	67	85	110

Total non-interest income	716	453	415	446	474

Non-interest expense
Salaries and employee benefits	803	737	770	690	647
Occupancy and equipment	297	257	269	271	288
Other	510	544	444	475	483

Total non-interest expense	1,610	1,538	1,483	1,436	1,418

Income before income taxes	380	389	248	201	250
Provision (benefit) for income taxes	(47)	61	(39)	(57)	—

Net income	$427	$328	$287	$258	$250

Net income per share
Basic	$0.15	$0.12	$0.10	$0.14	$0.14
Diluted	$0.15	$0.12	$0.10	$0.14	$0.14
Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,794,261	1,820,697	1,806,465
Diluted	2,824,376	2,824,376	2,800,885	1,820,697	1,806,465
Book value per share	$8.17	$8.00	$7.90	$7.62	$7.52
Return on average equity	7.46%	5.84%	5.15%	7.51%	7.30%
Return on average assets	0.80%	0.65%	0.57%	0.55%	0.55%
Net interest margin	3.31%	3.36%	3.25%	3.05%	3.02%
Allowance for loan losses to total loans	1.44%	1.30%	1.39%	1.28%	1.23%
Net charge-offs to average loans (annualized)	0.00%	0.66%	0.02%	0.08%	0.35%
Nonperforming loans to total loans	0.35%	0.47%	0.74%	0.55%	0.10%
Nonperforming assets to total assets	0.48%	0.54%	0.68%	0.53%	0.14%